EXHIBIT 32.1


                          ONE VOICE TECHNOLOGIES, INC.

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of One Voice Technologies, Inc. (the "Company") on Form 10-QSB/A for the fiscal quarter ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dean Weber, Chief Executive Officer and Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:


          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by section 9.06 has been provided to One Voice and will be retained by One Voice and furnished to the Securities Exchange Commission or its staff upon request.



Dated: February 12, 2007



                                             /S/ DEAN WEBER
                                             ------------------------------
                                             NAME: DEAN WEBER
                                             TITLE: CHIEF EXECUTIVE OFFICER
                                             AND INTERIM CHIEF FINANCIAL OFFICER